SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 31, 2004

                           MEDIA SERVICES GROUP, INC.


               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) N/A

(b) Pro forma financial information.

(c) N/A








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




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MEDIA SERVICES GROUP, INC.









Date: June 14, 2004             By: /s/ Richard J. Mitchell III
--------------------                ---------------------------
                                Title: Chief Accounting Officer




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

                               UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

On March 31, 2004, Media Services Group, Inc. (the "Company") completed its sale of substantially all of the assets relating to its telemarketing sales and teleservices business held by its wholly-owned subsidiary, MKTG Teleservices, Inc. to SD&A Teleservices, Inc. ("SD&A"), a Georgia corporation and wholly-owned subsidiary of the Robert W. Woodruff Arts Center, Inc. for $3.3 million in cash plus the assumption of certain liabilities relating to such business, subject to a final working capital adjustment, pursuant to a definitive agreement entered into as of March 31, 2004. Approximately $300,000 of the purchase price is being held back in the form of a promissory note payable to the Company in eighteen months in connection with certain indemnifications made by the Company and its subsidiary in accordance with the terms and conditions of the purchase agreement.

On May 17, 2004, the Company filed its Form 10-Q for the period ended March 31, 2004. The balance sheet, the year to date statement of operations and the statement of operations for the three months ended March 31, 2004 reported in the Form 10-Q filing included the full effects of the sale of the assets held by MKTG Teleservices, Inc. The pro forma balance sheet and the pro forma year to date statement of operations required in this filing are superceded by the financial statements as reported in the From 10-Q filed by the Company on May 17, 2004 for the period ended March 31, 2004. The reader should refer to said Form 10-Q for the financial statements and all notes to the financial statements.


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


                           Media Services Group, Inc.
                        Pro Forma Statement of Operations
                        For the Year Ended June 30, 2003
                                   (Unaudited)
                      (In thousands, except per share data)



                                                              MKTG
                                       Media Services     Teleservices
                                         Group, Inc.       Operations
                                        (Historical)      (Historical)
                                            (A)               (B)           Pro Forma
                                       ----------------------------------------------

Revenues                                  $  15,833        $  15,833        $       -
                                           --------         --------         --------

Operating costs and expenses:
  Salaries and benefits                      13,780           13,037              743
  Direct costs                                  643              643                -
  Selling, general and administrative         1,979              889            1,090
  Gain on termination of lease               (3,905)               -           (3,905)
  Depreciation and amortization                 224              224                -
                                           --------         --------         --------
   Total operating costs and expenses        12,721           14,793           (2,072)
                                           --------         --------         --------
Income(loss)from operations                   3,112            1,040            2,072
                                           --------         --------         --------
  Gain on legal settlement                      965                -              965
  Interest (expense) income and other          (89)             (76)             (13)
                                           --------         --------         --------
Income (loss) from continuing
  operations before income taxes              3,988              964            3,024
  Provision for income taxes                    (48)               -              (48)
                                           --------         --------         --------
Income from continuing operations          $  3,940         $    964         $  2,976 (C)
                                           ========         ========         ========

Basic earnings from continuing
 operations per common share               $   4.03                          $   3.05
                                           ========                          ========

Weighted average common
     shares outstanding - basic                 977                               977
                                            =======                           =======

Diluted earnings from continuing
 operations per common share               $   3.44                          $   2.59
                                           ========                          ========

Weighted average common
     shares outstanding - diluted             1,147                             1,147
                                            =======                           =======

See Notes to Pro Forma Statement of Operations.



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
                           Media Services Group, Inc.
                   Notes to Pro Forma Statement of Operations
                        For the Year Ended June 30, 2003
                                   (Unaudited)
                                 (In thousands)


(A) Media Services Group, Inc's historical statement of operations for the year ended June 30, 2003 has been derived from a previously filed Form 10K.

(B) The elimination of MKTG Teleservices, Inc.'s operations for the year ended June 30, 2003 have been derived from MKTG Teleservices's books and records which were included in the consolidated statement of operations of MSGI for the year ended June 30, 2003.

(C) The pro forma income from continuing operations for the year ended June 30, 2003 does not include a loss on sale of MKTG Teleservices in the amount of $981 which will be recorded in the financial statements of the Company within the next twelve months.